2/14/01
                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is made and entered into as of February 15, 2001, by and between CHICAGO PIZZA & BREWERY, INC., a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

SECTION  1.  THE  CREDIT

1.1  CREDIT  FACILITIES.

     1.1.1 REDUCING REVOLVING CREDIT COMMITMENT. During the period from the date of this Agreement to but excluding February 28, 2003 (the "Revolving Credit Commitment Termination Date"), Bank shall make revolving loans (collectively, "Revolving Loans" and individually, a "Revolving Loan") to Borrower from time to time upon Borrower's request in an aggregate principal amount at any one time outstanding not to exceed Four Million Dollars ($4,000,000) (the "Reducing Revolving Credit Commitment"). The proceeds of each Revolving Loan shall be used only to finance capital expenditures associated with the opening by Borrower of new stores and for working capital purposes. Borrower's obligation to repay all of the Revolving Loans, together with accrued interest thereon, shall be evidenced by that certain commercial promissory note, on Bank's standard form, issued by Borrower in favor of Bank (the "Revolving Note"). Bank shall enter the amount of each Revolving Loan and the amount of each repayment in Bank's records and such entries shall be deemed correct, absent manifest error. The failure of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed under the Reducing Revolving Credit Commitment.

     1.1.2 CONVERSION LOAN COMMITMENT. During the period from the date of this Agreement to but excluding the Revolving Credit Commitment Termination
Date, so long as no Event of Default has occurred and is then continuing, Borrower may elect, upon not less than five (5) days' prior written notice to Bank, to convert all or any portion of the Revolving Loans then outstanding under the Reducing Revolving Credit Commitment to one or more term loans (collectively, "Conversion Loans" and individually, a "Conversion Loan") (the "Conversion Loan Commitment"); provided, however, that each Conversion Loan shall be in a principal amount of not less than One Million Dollars
($1,000,000). The proceeds of each Conversion Loan shall be used solely to repay a like amount of Revolving Loans then outstanding under the Reducing Revolving Credit Commitment. Each Conversion Loan shall be evidenced by a commercial promissory note, on Bank's standard form, issued by Borrower in favor of Bank (each, a "Conversion Note" and collectively, the "Conversion Notes"). Each Conversion Note shall provide for payments of interest on the last day of each month, commencing on the first such date after the date of the corresponding Conversion Loan, and provide for payments of principal in forty-eight (48) equal consecutive monthly installments, each in an amount equal to one-forty-eighth (1/48) of the original principal amount of such Conversion Note. Bank shall enter the amount of each Conversion Loan and the amount of each repayment in Bank's records and such entries shall be deemed correct, absent manifest error. The failure of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed under the Conversion Loan Commitment. Contemporaneously with the making by Bank of each Conversion Loan, the amount of the Reducing Revolving Credit Commitment shall be permanently reduced by the amount of such Conversion Loan.

          1.1.3 TERM LOAN COMMITMENT. Bank shall make a term loan (the "Term Loan") to Borrower in the principal amount of Four Million Dollars ($4,000,000) in one disbursement on or before February 23, 2001 (the "Term Loan Commitment"). The proceeds of the Term Loan shall be used solely to repay in full all of Borrower's obligations and liabilities to Washington Mutual Bank, doing business as WM Business Bank. Borrower's obligation to repay the principal amount of the Term Loan, together with accrued interest thereon, shall be evidenced by that certain commercial promissory note, on Bank's standard form, issued by Borrower in favor of Bank (the "Term Note"). The Term Note shall provide for payments of interest on the last day of each month, commencing on the first such date after the date of the Term Loan, and provide for payments of principal in sixty (60) equal consecutive monthly installments, each in an amount equal to one-sixtieth (1/60) of the original principal amount of the Term Note. Bank shall enter the amount of the Term Loan and the amount of each repayment in Bank's records and such entries shall be deemed correct, absent manifest error. The failure of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed under the Term Loan.

1.2 TERMINOLOGY. As used in this Agreement, the following words and phrases, whether used in their singular or plural form, shall have the meanings set forth below:

"Commitments" and "Commitment" means, respectively, (a) the Reducing Revolving Credit Commitment, the Conversion Loan Commitment and the Term Loan Commitment, and (b) any of such Commitments.

"GAAP" means generally accepted accounting principles consistently applied. Accounting terms used in this Agreement but not otherwise expressly defined shall have the meanings given them by GAAP.

"Lessors" means Source Capital Leasing Co., Surf & Sand Corporation and Northwest Leasing Co. Inc.

"Lien" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest, covering all or any part of the property of Borrower or Guarantor.

"Loan"  means  all  of  the  credit  facilities  described  above.

"Loan Documents" means this Agreement, the Note, and all other documents, instruments and agreements required by Bank and executed in connection with this Agreement, the Note, the Loan and all other credit facilities from time to time made available to Borrower by Bank.

"Note"  means  all  of  the  promissory  notes  described  above.

1.3 PREPAYMENT. The Loan may be prepaid in full or in part but only in accordance with the terms of the Note, and any such prepayment shall be subject to any prepayment fee provided for therein. In the event of a principal prepayment on any term indebtedness, the amount prepaid shall be applied to the scheduled principal installments due in the reverse order of their maturity on the Loan being prepaid.

1.4 INTEREST. The unpaid principal balance of the Loan shall bear interest at the rate or rates provided in the Note.

1.5 COMMITMENT FEE. On or before the date of execution of this Agreement, Borrower shall pay to Bank a nonrefundable fee in connection with the Commitments in the sum of Ten Thousand Dollars ($10,000).

1.6 DISBURSEMENT. Bank shall disburse the proceeds of the Loan as provided in Bank's standard form Authorizations to Disburse executed by Borrower.

1.7     SECURITY.

     (A) Prior to the disbursement of the Loan, Borrower shall execute a security agreement, on Bank's standard form, and one or more financing statements suitable for filing in the official records of the appropriate jurisdictions and/or any other location required by Bank, granting to Bank a first priority security interest in such of Borrower's personal property as is described in such security agreement, all as security for Borrower's obligations under this Agreement and the other Loan Documents. Any exceptions to Bank's first priority Lien are permitted only as provided in this Agreement.

     (B) Prior to the disbursement of the Loan, Borrower shall execute a security agreement-trademarks, granting to Bank a first priority security interest in all of Borrower's trademarks, trademark rights and registrations and applications for trademarks, all as security for Borrower's obligations under this Agreement and the other Loan Documents.

     (C) Prior to the disbursement of the Loan, Borrower shall cause Chicago Pizza Northwest, Inc., a Washington corporation ("Guarantor"), to execute a security agreement on Bank's standard form, and one or more financing statements suitable for filing in the official records of the appropriate jurisdictions and/or any other location required by Bank, granting to Bank a first priority security interest in such of Guarantor's property as is described in such security agreement, all as security for Guarantor's obligations under the Guaranty (as such term is defined in Section 2.1(b) hereof). Any exceptions to Bank's first priority Lien are permitted only as provided in this Agreement.

SECTION  2.  CONDITIONS

2.1 CONDITIONS PRECEDENT. Bank shall not be obligated to disburse all or any portion of the Loan unless at or prior to the time of each such disbursement, the following conditions have been fulfilled to Bank's satisfaction:

     (A) COMPLIANCE. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with, and shall have executed and delivered to Bank, or caused to be executed and delivered to Bank, the Note and all of the other Loan Documents.

     (B) GUARANTY. Guarantor shall have executed and delivered to Bank a continuing guaranty (the "Guaranty") in form and amount satisfactory to Bank.

     (C)  AUTHORIZATIONS  TO  OBTAIN  CREDIT.

          (I) Borrower shall have provided Bank with an Authorization to Obtain Credit, on Bank's standard form therefor, duly executed by a secretary or assistant secretary of Borrower, attesting to resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is a party. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement to do the things required of Borrower pursuant to this Agreement.

          (II) Borrower shall have caused Guarantor to provide Bank with an Authorization to Obtain Credit, on Bank's standard form therefor, duly executed by a secretary or assistant secretary of Guarantor, attesting to resolutions of the board of directors of Guarantor authorizing the execution, delivery and performance of the Guaranty. Such resolutions shall also designate the persons who are authorized to act on Guarantor's behalf in connection with this Agreement to do the things required of Guarantor pursuant to this Agreement.

     (D) TERMINATION STATEMENTS. Borrower shall have provided Bank with termination statements executed by such secured creditors (including without limitation Washington Mutual Bank, doing business as WM Business Bank) as may be required by Bank, suitable for filing with the Secretary of State in each state designated by Bank.

     (E) CONTINUING COMPLIANCE. At the time any disbursement is to be made and immediately thereafter, there shall not exist any Event of Default or any event, condition, or act which with notice or lapse of time, or both, would constitute an Event of Default.

     (F) OTHER DOCUMENTS. Bank shall have received such other documents, instruments and agreements as Bank may reasonably require in order to effect fully the financing arrangement contemplated herein.

2.2 CONDITIONS SUBSEQUENT. Bank's obligation to continue extending credit to Borrower after the date of the initial disbursement of the Loan provided for in this Agreement is subject to the satisfaction of the following conditions subsequent:

     (A) CAPITAL STRUCTURE. On or before April 30, 2001, Bank shall have received satisfactory evidence from Borrower demonstrating that Borrower has received cash equity investments from the issuance of common stock in an amount of not less than Two Million Dollars ($2,000,000), and (b) Bank shall have determined that such common stock has been issued on terms acceptable to Bank.

     (B) TERMINATION STATEMENTS. On or before April 30, 2001, Bank shall have received evidence that Guarantor's capital lease obligations to Lessors have been repaid in full and Bank shall have received copies of filed termination statements executed by Lessors with respect thereto.

     (C) OTHER DOCUMENTS. Bank shall have received such other documents, instruments and agreements as Bank may reasonably require in order to effect fully the financing arrangement contemplated herein.


SECTION  3.  REPRESENTATIONS  AND  WARRANTIES

Borrower  represents  and  warrants  that:

3.1 BUSINESS ACTIVITY. Borrower's principal business is the operation of restaurants in California, Colorado, Oregon and Arizona.

3.2 ORGANIZATION AND QUALIFICATION. Borrower is duly organized and existing under the laws of the state of its organization, is duly qualified and in good standing in any jurisdiction where such qualification is required, and has the power and authority to carry on the business in which it is engaged and/or proposes to engage.

3.3 POWER AND AUTHORIZATION. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and all of the other Loan Documents. This Agreement and all things required by this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action of Borrower.

3.4 AUTHORITY TO BORROW. The execution, delivery and performance of this Agreement, the Note and all other Loan Documents are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

3.5 COMPLIANCE WITH LAWS. Borrower is in compliance with all applicable laws, rules, ordinances or regulations which materially affect the operations or financial condition of Borrower.

3.6 TITLE. Except for assets which may have been disposed of in the ordinary course of business, Borrower has good and marketable title to all property reflected in its financial statements delivered to Bank and to all property acquired by Borrower since the date of such financial statements, free and clear of all Liens, except for Liens specifically referred to in such financial statements.

3.7 FINANCIAL STATEMENTS. The consolidated financial statement of Borrower and its subsidiaries, including both a consolidated balance sheet at December 31, 2000, together with supporting schedules, and a consolidated income statement for the twelve (12) months ended December 31, 2000, have heretofore been furnished to Bank, are true and complete, and fairly represent the financial condition of Borrower and its subsidiaries for the period covered thereby. Since December 31, 2000, there has been no material adverse change in the financial condition or operations of Borrower or any of its subsidiaries.

3.8 LITIGATION. There is no litigation or proceeding pending or threatened against Borrower or Guarantor or any of their respective property which is reasonably likely to affect the financial condition, property or business of Borrower or Guarantor in a materially adverse manner or result in liability in excess of Borrower's or Guarantor's insurance coverage.

3.9 ERISA. Borrower's defined benefit pension plans (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended
("ERISA")),  meet,  as  of  the  date  hereof,  the minimum funding standards of
Section 302 of ERISA, and no Reportable Event (as such term is defined in ERISA) or Prohibited Transaction (as such term is defined in ERISA) has occurred with respect to any such plan.

3.10 REGULATION U. No action has been taken or is currently planned by Borrower, or any agent acting on its behalf, which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities and, except as may be expressly agreed to and documented between Borrower and Bank, none of the proceeds of the Loan will be used directly or indirectly for such purpose.

3.11 NO EVENT OF DEFAULT. Borrower is not now in default in the payment of any of its material obligations, and there exists no Event of Default, and no condition, event or act which with notice or lapse of time, or both, would constitute an Event of Default.

3.12 CONTINUING REPRESENTATIONS AND WARRANTIES. The foregoing representations and warranties shall be considered to have been made again at and as of the date of each and every disbursement of the Loan and shall be true and correct as of each such date.

SECTION  4.  AFFIRMATIVE  COVENANTS

Until all sums payable pursuant to this Agreement, the Note and the other Loan Documents have been paid in full, unless Bank otherwise consents in writing, Borrower agrees that:

4.1 USE OF LOAN PROCEEDS. Borrower will use the proceeds of the Loan only as provided in Section 1.1 above.

4.2 PAYMENT OF OBLIGATIONS. Borrower will and will cause Guarantor to pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof; provided, however, that Borrower and Guarantor shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

4.3 MAINTENANCE OF EXISTENCE. Borrower will and will cause Guarantor to maintain and preserve its existence, its assets, and all rights, franchises, licenses and other authority necessary for the conduct of its business, and will maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times, visit and inspect any of Borrower's or Guarantor's properties.

4.4 RECORDS. Borrower will keep and maintain full and accurate accounts and records of its operations in accordance with GAAP and will permit Bank, at Borrower's expense, to have access thereto, to make examination and photocopies thereof, and to make audits of Borrower's accounts and records and the collateral during regular business hours.

4.5     INFORMATION  FURNISHED.  Borrower  will  furnish  to  Bank:

(A) Within forty-five (45) days after the close of each fiscal month, except for the final fiscal month of each fiscal year, the unaudited consolidated balance sheet of Borrower and its subsidiaries as of the close of such fiscal month, the unaudited income and expense statement of Borrower and its subsidiaries with year-to-date totals and supportive schedules, and the statement of retained earnings of Borrower and its subsidiaries for that fiscal month, all prepared in accordance with GAAP;

(B) Within ninety (90) days after the close of each fiscal year, a copy of the consolidated statement of financial condition of Borrower and its subsidiaries, including at least the consolidated balance sheet of Borrower and its subsidiaries as of the close of such fiscal year and the consolidated income and expense statement of Borrower and its subsidiaries and the consolidated retained earnings statement of Borrower and its subsidiaries for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank in accordance with GAAP, along with any management letter provided by such independent certified public accountants;

(C) Within forty-five (45) days after the close of each fiscal quarter, a certification of compliance with all covenants under this Agreement, in form and substance acceptable to Bank, duly executed by an authorized officer of Borrower;

(D) Within forty-five (45) days after the close of each fiscal quarter, a sales and EBITDA statement for each store operated by Borrower and its subsidiaries;

(E) Within thirty (30) days after the close of each fiscal year, an operating budget of Borrower and its subsidiaries for the following fiscal year;

     (F) Prompt written notice to Bank of any Event of Default or any default under any of the terms or provisions of any other Loan Document, any litigation which would have a material adverse effect on Borrower's or Guarantor's financial condition, and any other matter which has resulted in, or is likely to result in, a material adverse change in Borrower's or Guarantor's financial condition or operations;

(G) Prior written notice to Bank of any change in Borrower's or Guarantor's officers and other senior management, Borrower's or Guarantor's name, and the location of Borrower's or Guarantor's assets, principal place of business or chief executive office;

(H) Within fifteen (15) days after Borrower knows or has reason to know that any Reportable Event (as such term is defined in ERISA) or Prohibited Transaction (as such term is defined in ERISA) has occurred with respect to any defined benefit pension plan of Borrower, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto; and

(I) Such other financial statements and information relating to Borrower or any of its subsidiaries as Bank may reasonably request from time to time.

4.6 CONSOLIDATED EBITDA TO CONSOLIDATED DEBT SERVICE RATIO. Borrower will maintain a ratio of (a) Consolidated EBITDA, less taxes paid, less maintenance capital expenditures (including capital expenditures on existing stores but excluding any new store spending) to (b) Consolidated Debt Service of not less than 2.0:1.0 as of the close of each fiscal quarter for the four (4) consecutive fiscal quarters then ending. As used in this Agreement, "Consolidated EBITDA" means the earnings before interest, taxes, pre-opening costs, other non-cash charges (including non-cash extraordinary losses), depreciation and amortization of Borrower and its subsidiaries. As used in this Agreement, "Consolidated Debt Service" means the sum of that portion of the term obligations (including principal and interest) of Borrower and its subsidiaries which came due during the four (4) consecutive fiscal quarters preceding the date of calculation.

4.7 INSURANCE. Borrower will keep, and will cause Guarantor to keep, all of its insurable property, whether real, personal or mixed, insured by companies approved by Bank, against fire and such other risks, and in such amounts as is customarily obtained by companies conducting similar business with respect to like properties. Borrower will furnish, and will cause Guarantor to furnish, to Bank statements of its insurance coverage, will promptly upon Bank's request furnish other or additional insurance deemed necessary by Bank to the extent that such insurance may be available, and hereby assigns to Bank, as security for Borrower's or Guarantor's obligations to Bank, the proceeds of any such insurance. Prior to any Loan disbursement, Bank will be named loss payee under all policies insuring the collateral. Borrower will maintain, and will cause Guarantor to maintain, adequate worker's compensation insurance and adequate insurance against liability for damage to persons or property. All policies shall require at least ten (10) days' written notice to Bank before alteration or cancellation.

4.8 ADDITIONAL REQUIREMENTS. Upon Bank's demand, Borrower will promptly take such further action and execute all such additional documents and instruments in connection with this Agreement and the other Loan Documents to which Borrower is a party as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs or the affairs of its subsidiaries as Bank may reasonably request from time to time.

4.9 LITIGATION AND ATTORNEYS' FEES. Upon Bank's demand, Borrower will promptly pay to Bank reasonable attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff, and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement and the other Loan Documents. If any judicial action, arbitration or other proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

4.10 BANK EXPENSES. Upon Bank's request, Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications to any Loan Documents, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff.


SECTION  5.  NEGATIVE  COVENANTS

Until all sums payable pursuant to this Agreement, the Note and the other Loan Documents have been paid in full, unless Bank otherwise consents in writing, Borrower agrees that:

5.1 LIENS. Borrower will not and will not permit Guarantor to create, assume or suffer to exist any Lien on any of its property, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except (a) Liens in favor of Bank, (b) Liens for taxes not delinquent and taxes and other items being contested in good faith, (c) minor encumbrances and easements on real property which do not affect its market value and (d) Liens on Borrower's or Guarantor's personal property in effect on the date of this Agreement; provided, however, that the Liens created by Guarantor in favor of Lessors shall be terminated on or before April 30, 2001 in accordance with Section 2.2(b) hereof. All of the Liens on Borrower's personal property described in subsection (d) of this Section 5.1 shall secure indebtedness of Borrower in the aggregate principal amount at any one time outstanding not exceeding One Million Dollars ($1,000,000).

5.2 BORROWINGS. Borrower will not and will not permit Guarantor to sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only, and without any fees other than the financial institution's normal fees for such services. Borrower will not and will not permit Guarantor to borrow any money, become contingently liable to borrow money, or enter any agreement to directly or indirectly obtain borrowed money, except (a) indebtedness of Borrower existing on the date of this Agreement; provided, however, that the aggregate outstanding principal amount of such indebtedness shall not exceed One Million Dollars ($1,000,000) at any one time and (b) pursuant to agreements with Bank.

5.3 SALE OF ASSETS, LIQUIDATION OR MERGER. Borrower will not, and will not permit Guarantor to liquidate, dissolve or enter into any consolidation, merger, partnership or other combination, or convey, sell or lease all or the greater part of its assets or business, or purchase or lease all or the greater part of the assets or business of another.

5.4 LOANS, ADVANCES AND GUARANTIES. Borrower will not, and will not permit Guarantor to, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, or pledge its credit or properties.

5.5 INVESTMENTS. Borrower will not purchase, or permit Guarantor to purchase, the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations, and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided that all such permitted investments shall mature within one year of purchase.

5.6 PAYMENT OF DIVIDENDS. Borrower will not declare or pay, or permit Guarantor to declare or pay, any dividends.

5.7 AFFILIATE TRANSACTIONS. Borrower will not transfer, or permit Guarantor to transfer, any property to any affiliate, except for value received in the normal course of business and for an amount, including any management or service fees, as would be conducted and charged with an unrelated or unaffiliated entity. Borrower will not pay or permit Guarantor to pay any management fee or fee for services to any affiliate.

5.8 CONSOLIDATED FUNDED INDEBTEDNESS TO CONSOLIDATED EBITDA RATIO. Borrower will not permit its ratio of Consolidated Funded Indebtedness as at the end of each fiscal quarter to Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date to be greater than 1.75:1.0. As used in this Agreement, "Consolidated Funded Indebtedness" means indebtedness of Borrower and its subsidiaries for borrowed money (including obligations under capital leases), as reflected in the consolidated statement of financial condition of Borrower and its subsidiaries.

5.9 CONSOLIDATED GROWTH CAPITAL EXPENDITURES. Borrower will not make or permit Consolidated Growth Capital Expenditures in an aggregate amount exceeding Seven Million Dollars ($7,000,000) in any fiscal year. As used in this Agreement, "Consolidated Growth Capital Expenditures" means capital expenditures of Borrower and its subsidiaries relating to the construction, acquisition or opening of new stores operated by Borrower or any of its subsidiaries.


SECTION  6.  EVENTS  OF  DEFAULT

The occurrence of any of the following events ("Events of Default") shall terminate any obligation of Bank to make or continue the Loan and shall automatically, unless otherwise provided under the Note, make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

6.1 PAYMENT DEFAULT. Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or on any amounts owing under any of the Loan Documents; or

6.2     DEFAULT  UNDER  NOTE.  Any  default  shall  occur  under  the  Note;  or

6.3 COVENANT DEFAULT. Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents; or

6.4 BREACH OR REVOCATION OF GUARANTY. The Guaranty required hereunder shall be breached or become ineffective, or Guarantor shall disavow or attempt to revoke or terminate the Guaranty; or

6.5 CHANGE OF OWNERSHIP. There shall be a change in ownership or control of fifty-one percent (51%) or more of the equity interests in Borrower or Guarantor.


SECTION  7.  GENERAL  PROVISIONS

7.1 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person or entity including but not limited to Bank's rights of setoff and banker's lien.

7.2 NONWAIVER. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

7.3 INUREMENT. The benefits of this Agreement and the other Loan Documents shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower, but any attempted assignment by Borrower without Bank's prior written consent shall be null and void.

7.4 APPLICABLE LAW. This Agreement and the other Loan Documents shall be governed by and construed according to the laws of the State of California.

7.5 SEVERABILITY. Should any one or more provisions of this Agreement or any other Loan Document be determined to be illegal or unenforceable, all other provisions of such document shall nevertheless be effective.

7.6 CONTROLLING DOCUMENT. In the event of any inconsistency between the terms of this Agreement and any other Loan Document, the terms of the other Loan Document shall prevail.

7.7 CONSTRUCTION. The section and subsection headings herein are for convenient reference only and shall not limit or otherwise affect the interpretation of this Agreement.

7.8 AMENDMENTS. This Agreement may be amended only in writing signed by all parties hereto.

7.9 COUNTERPARTS. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but all such counterparts when taken together, shall constitute one and the same agreement.

7.10 NOTICES. Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the parties at their respective addresses and shall be considered to have been validly given (a) upon delivery, if delivered personally, (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service, (c) on the next business day, if sent by overnight courier service of recognized standing, or (d) upon telephoned confirmation of receipt, if telecopied. The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

7.11 INTEGRATION CLAUSE. Except for the other Loan Documents, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan, and all prior oral or written communications between Borrower and Bank shall be of no further effect or evidentiary value.

     THIS AGREEMENT is executed on behalf of the parties by their duly authorized representative(s) as of the date first above written.

"Borrower"

CHICAGO  PIZZA  &  BREWERY,  INC.

By:_________________________

Title:________________________


By:_________________________

Title:________________________


Address  For  Notices  To  Borrower:

Chicago  Pizza  &  Brewery,  Inc.
16162  Beach  Boulevard,  Suite  100
Huntington  Beach,  California  92647
Attention:  Jeremiah  J.  Hennessy
            Chief  Operating  Officer

Telephone  No.:  (714)  848-3747
Fax  No.:  (714)  848-5587

"Bank"

UNION  BANK  OF  CALIFORNIA,  N.A.

By:_________________________

Title:________________________


Address  For  Notices  To  Bank:

Union  Bank  of  California,  N.A.
Commercial  Banking  Group--
Metro  Los  Angeles  Commercial  Banking  Division
445  South  Figueroa  Street,  10th  Floor
Los  Angeles,  California  90071
Attention:  Jon  Strayer
            Vice  President

Telephone  No.:  (213)  236-7760
Fax  No.:  (213)  236-7635